UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

December 5, 2005

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive
Norwood, Massachusetts 02062
(781) 551-9450

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 5, 2005, Apogee Technology, Inc. amended the terms of an 85,000 common share warrant with Laurus Master Fund, Ltd. (“Laurus”), whereby the registration rights associated with the warrant were terminated in consideration of a reduced exercise price, from $1.22 to $1.15, and the insertion of a cashless exercise provision (the “Amended and Restated Warrant”).  The original warrant was previously disclosed in connection with the financing transaction with Laurus filed on the Current Report on Form 8-K on August 15, 2005.

The Letter Agreement and the Termination of Registration Rights Agreement, both dated December 5, 2005, and the Amended and Restated Warrant are attached hereto as 99.1, 99.2 and 99.3 respectively.  The summaries of the material terms of the documents discussed herein are qualified in their entirety by reference to the text of those documents filed herewith.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

99.1	Letter Agreement between Laurus Master Fund and Apogee Technology, Inc., dated December 5, 2005.
99.2	Termination of Registration Rights Agreement, dated December 5, 2005.
99.3	Apogee Technology, Inc. Amended and Restated Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: December 6, 2005	By:	/s/ Herbert M. Stein
Herbert M. Stein
President, Chief Executive Officer and
Chairman of the Board